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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-62549 and 333-67229 of Natrol, Inc. on Form S-8 of our report dated April 14, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets in 2002) on the consolidated financial statements of Natrol, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2003.

Los Angeles, California
April 14, 2004

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INDEPENDENT AUDITORS' CONSENT